Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant[ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HCSB Financial Corp.
             ------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                              HCSB FINANCIAL CORP.
                                5009 Broad Street
                           Loris, South Carolina 29569

                    Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

         We cordially invite you to attend the 2000 Annual Meeting of Shareholders of HCSB Financial Corp., the holding company for Horry County State Bank. At the meeting, we will report on our performance in 1999 and answer your questions. We are excited about our accomplishments in 1999 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on April 20, 2000 at 7:00 p.m. at the Center for Health Center and Fitness at 3207 Casey Street, Loris, South Carolina for the following purposes:

1.       To elect four members to the Board of Directors;

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 15, 2000 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                                          By order of the Board of Directors,

                                          /s/   James R. Clarkson

                                          James R. Clarkson
                                          President and Chief Executive Officer

Loris, South Carolina
March 22, 2000

                              HCSB FINANCIAL CORP.
                                5009 Broad Street
                           Loris, South Carolina 29569

                    Proxy Statement For The Annual Meeting of
                    Shareholders to be Held on April 20, 2000

         Our Board of Directors is soliciting proxies for the 2000 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               Voting Information

         The Board set March 15, 2000 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,002,770 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

         When you sign the proxy card, you appoint Hoyt J. Hardee and B. Kemp Floyd, Jr. as your representatives at the meeting. Mr. Hardee and Mr. Floyd will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Hardee and Mr. Floyd will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Hardee and Mr. Floyd will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as "broker non-votes" with respect to the proposals not voted upon. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 22, 2000.

                      Proposal No. 1: Election of Directors

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2001 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2002 Annual Shareholders Meeting. Our directors and their classes are:

          Class I                   Class II                  Class III
          -------                   --------                  ---------
    D. Singleton Bailey         William H. Caines      Russell R. Burgess, Jr.
    Franklin C. Blanton         James R. Clarkson        Tommie W. Grainger
    Charles F. Freeman         J. Lavelle Coleman         Gwyn G. McCutchen
     T. Freddie Moore           Boyd R. Ford, Jr.           Bill G. Page
  Carroll D. Padgett, Jr.        Randy B. Hardee


         Because he has reached the mandatory retirement age in our bylaws, Mr. Charles F. Freeman will not stand for reelection to the Board of Directors at the meeting. The Board of Directors is reducing the size of the board to fourteen members, including four Class I directors, to reflect Mr. Freeman's retirement. We ask you to join us in recognizing Mr. Freeman for his service to our bank.

         Shareholders will elect four nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2003 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the four nominees receiving the highest number of votes will be elected.

         The Board of Directors recommends that you elect D. Singleton Bailey, Franklin C. Blanton, T. Freddie Moore, and Carroll D. Padgett, Jr. as Class I directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Hardee and Mr. Floyd will vote your proxy to elect Mr. Bailey, Mr. Blanton, Mr. Moore, and Ms. Padgett. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Hardee and Mr. Floyd will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees:

         D. Singleton Bailey, 49, Class I director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Bailey is the president of Loris Drug Store, Inc., located in Loris, South Carolina. Mr. Bailey received a B.A. from Wofford College in 1972.

         Franklin C. Blanton, 55, Class I director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Blanton is the president of Blanton Supplies, Inc., and has served as president of Independent Builders Supply, Inc. and also the vice president of the Coastal Education Foundation. Mr. Blanton attended Campbell University and received a B.S. degree in Business Administration in 1968.

         T. Freddie Moore, 58, Class I director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Moore is the president of Gateway Drug Store, Inc. Mr. Moore received his B.S. from The Citadel, in 1963.

         Carroll D. Padgett, Jr., 52, Class I director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Padgett is a practicing attorney at Carroll D. Padgett, Jr., P.A. Mr. Padgett received his law degree from the University of South Carolina School of Law in 1972.

         Set forth below is also information about each of the company's other directors and each of its executive officers. Each of the following directors is also a director of the subsidiary bank.

         Russell R. Burgess, Jr., 57, Class III director, has served as a director of the company since its formation in 1999 and of the bank since 1998. Mr. Burgess is the owner of Aladdin Realty Company and also the owner and broker-in-charge of Burgess Realty & Appraisal Service. Mr. Burgess is serving his fourth term as a member of the North Myrtle Beach City Council. Mr. Burgess has been a member of the North Myrtle Beach Planning

Commission for the past six years. Mr. Burgess received a B.S. degree in biology from Campbell University in 1966. Mr. Burgess is a licensed real estate broker.

         Glen R. Bullard, 51, is the executive vice president of the bank. Mr. Bullard served as a vice president and manager of the bank's north Myrtle beach office from February, 1997 through December, 1999. Mr. Bullard received his B.S. in Business from the University of South Carolina in 1977.

         William H. Caines, 63, Class II director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Caines is currently the president of Caines Realty and Appraisals Inc. and of Blackburn Insurance, Inc.

         James R. Clarkson, 48, Class II director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Clarkson is the president and Chief Executive officer of the company and the bank. Mr. Clarkson serves as a director of the Horry Telephone Coop., Inc. Mr. Clarkson received his B.A. degree in economics from Clemson University in 1973.

         J. Lavelle Coleman, 60, Class II director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Coleman is the president of Tabor City Oil, Inc and is involved in the operation of R.C. Coleman Tobacco Warehouse. Mr. Coleman serves on the board of directors of Tabor City Recreation Community. Mr. Coleman attended East Carolina University.

         Boyd R. Ford, Jr., 60, Class II director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Ford is retired from Ford's Fuel Service, Inc. and Ford's Propane Gas, Inc. Mr. Ford received a business degree from the University of South Carolina in 1962.

         Charles F. Freeman, 70, Class I director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Freeman serves as chairman and director of the Felburn Foundation, Isle Base Ltd., and Aetna Freight Lines, Inc. Mr. Freeman received his B.S. in Political Science from Furmam University in 1960. Because he as reached the mandatory retirement age in our bylaws, Mr. Freeman will not stand for reelection to the Board of Directors at the meeting.

         Tommie W. Grainger, 60, Class III director, has served as a director of the company since its formation in 1999 and of the bank since 1998. Mr. Grainger is the president of Coastal Timber Co., Inc. Mr. Grainger previously owned WJXY, an AM/FM radio station. Mr. Grainger attended the Forest Ranger School of the University of Florida in 1959.

         Randy B. Hardee, 42, Class II director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Hardee is the president of Hardee Business Services. Mr. Hardee received his B.S. degree in accounting from Clemson University in 1979.

         Gwyn G. McCutchen, 56, Class III director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Dr. McCutchen is a dentist. Dr. McCutchen received his B.S. in 1966 from Presbyterian College and his D.D.S. from the Medical College of Virginia Dentistry in 1970.

         Bill G. Page, 65, Class III director, has served as a director of the company since its formation in 1999 and of the bank since 1987. Mr. Page is the president of Page Chemical Co., Inc. Mr. Page is also the Manager of Twin City Farmers Cooperative, Inc. Mr. Page received his B.S. from Clemson College in 1956, with a major in agricultural education.

                Compensation of Directors and Executive Officers

Summary of Cash and Certain Other Compensation

         The following table shows the cash compensation paid by our company or its subsidiary bank to our chief executive officer and president for the years ended December 31, 1999. No other executive officers of the company or the bank earned total annual compensation, including salary and bonus, in excess of $100,000 in 1999.

                           Summary Compensation Table

                                                                                   Long Term
                                                                                 Compensation
                                               Annual Compensation                  Awards
                                             -----------------------     --------------------------
Name and                                                                         Securities                All Other
Principal Position                   Year       Salary (1)        Bonus       Underlying Options (#)    Compensation (1)
-------------------                  ----      ----------        -----     ------------------------   ----------------

James R.  Clarkson,  President       1999      $107,719         $2,019               ----                $11,217
and CEO                              1998        95,000          1,827               ----                  9,678
                                     1997        84,998          2,366               ----                  8,108

----------
(1) Includes employees life, disability and health insurance benefits, retirement fund contributions, and directors fees.

Director Compensation

         During the year ended December 31, 1999, directors received fees of $150 per month in director fees and $50 for attendance at each committee meeting. These fees have been increased to $250 and $100 respectively effective January 1, 2000.

                          Security Ownership of Certain
                        Beneficial Owners and Management

General

         The following table shows how much common stock in the company is owned by the directors, executive officers, and owners of more than 5% of the outstanding common stock, as of March 1, 2000.

                                  Number of Shares           Percent of Class
Beneficial Owner                Beneficially Owned (1)       Beneficially Owned
----------------                -------------------         ------------------

D. Singleton Bailey                       8,073                     1.61%

Franklin C. Blanton                      15,512 (2)                 3.09%

Russell R. Burgess, Jr.                     305                     0.06%

William H. Caines                         1,860                     0.37%

James R. Clarkson                         4,093                     0.82%

J. Lavelle Coleman                        3,007                     0.60%

Boyd R. Ford, Jr.                        17,247                     3.44%

Charles F. Freeman                        8,057                     1.61%

Tommie W. Grainger                        3,343                     0.67%

Randy B. Hardee                           6,101                     1.22%

Gwyn G. McCutchen                         4,983                     0.99%

T. Freddie Moore                          3,378                     0.67%

Carroll D. Padgett, Jr.                   3,378                     0.67%

Bill G. Page                              1,942                     0.39%

---------------------------------
Executive officers and directors
as a group (17 persons)                  83,020                    16.56%

 (1) Includes shares for which the named person:
     o  has sole voting and investment power,
     o  has shared voting and investment power with a spouse or other person, or
     o holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

 (2) The 15, 512 shares listed for Mr. Blanton include 6,641 shares held by Blanton Supplies of Little River, Inc. and 844 shares held by Blanton Supplies of Loris, Inc, each of which Mr. Blanton controls in excess of 10% ownership.

                Meetings and Committees of the Board of Directors

         During the year ended December 31, 1999, the Board of Directors of the company held 2 meetings and the Board of Directors of the bank held 14 meetings. All of the directors of the company and of the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served except for Charles. F. Freeman.

         Audit Committee. The audit committee recommends engaging and discharging the independent account firms, reviews the examination reports of the bank's regulatory supervisory agencies, establishes and monitors internal audit procedures, reviews reports of the bank's internal auditor, and conducts surprise audits of the bank's tellers' and vault cash. During 1999, the audit committee held 24 meetings. In 1999, the members of the audit committee were Randy B. Hardee, D. Singleton Bailey, William H. Caines, and J. Lavelle Coleman.

         Executive Committee. The executive committee supervises and reviews the bank's investment portfolio, the bank's Asset/Liability Management Policy and Reports, and, in general, reviews the overall operations of the bank. During 1999, the Executive Committee held 12 meetings. In 1999, the members of the executive committee were Carroll D. Padgett, Jr., James R. Clarkson, Randy B. Hardee, Gwyn G. McCutchen, and T. Freddie Moore

         Personnel Committee. The personnel committee supervises the bank's adherence to the personnel policy, makes recommendations to the Board of Directors as to compensation of the bank's president, the overall annual salary increases, the employee benefits package, contributions to the employee retirement fund, and staffing requirements. During 1999, the Personnel Committee held 6 meetings. In 1999, the members of the Personnel Committee were Gwyn G. McCutchen, Russell R. Burgess, Randy B. Hardee, D. Singleton Bailey, and Bill G. Page.

                 Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

         The company and the bank have banking and other transactions in the ordinary course of business with directors and officers of the company and the bank and their affiliates. It is the company's policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the company or the bank. Loans to individual directors and officers must also comply with the bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The company intends for all of its transactions with its affiliates to be on terms no less favorable to the company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

               Compliance with the Securities Exchange Act of 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, the company's directors, its executive officers, and certain individuals are required to report periodically their ownership of the company's common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to the company, the company believes that all such reports for these persons were filed in a timely fashion during 1999.

                               Independent Auditor

         The company has selected Tourville, Simpson & Henderson, L.LP. to serve as the independent auditor to the company for the year ending December 31, 2000. We do not expect a representative from this firm to attend the meeting.

        Shareholder Proposals for the 2001 Annual Meeting of Shareholders

         If shareholders wish a proposal to be included in the company's proxy statement and form of proxy relating to the 2001 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the company no later than November 20, 2000. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the company's bylaws relating to shareholder proposals in order to be included in the company's proxy materials.

March 22, 2000

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                              HCSB FINANCIAL CORP.

                          To be held on April 20, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Hoyt J. Hardee and B. Kemp Floyd, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of HCSB Financial Corp. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Center for Health Center and Fitness at 3207 Casey Street, Loris, South Carolina, at 7:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

1. PROPOSAL to elect the four identified Class I directors to serve for three year terms.

         D. Singleton Bailey
         Franklin C. Blanton
         T. Freddie Moore
         Carroll D. Padgett, Jr.

    |_|      FOR all nominees                |_|  WITHHOLD AUTHORITY
             listed (except as marked to          to vote for all nominees
             the contrary)

    (INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).


 This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: "for" Proposal No. 1 to elect the four identified Class I directors to serve on the Board of Directors each for three-year terms.

                                         Dated:                         , 2000
                                             ------------------------------

                                         ---------------------------------------
                                         Signature of Shareholder(s)

                                         ---------------------------------------
                                              Print name clearly

                                         ---------------------------------------
                                         Signature of Shareholder(s)

                                         ---------------------------------------
                                               Print name clearly


                                        Please sign exactly as name or names
                                        appear on your stock certificate. Where
                                        more than one owner is shown on your
                                        stock certificate, each owner should
                                        sign. Persons signing in a fiduciary or
                                        representative capacity shall give full
                                        title. If a corporation, please sign in
                                        full corporate name by authorized
                                        officer. If a partnership, please sign
                                        in partnership name by authorized
                                        person.



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE